UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015 (October 9, 2015)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On October 9, 2015, Altisource Portfolio Solutions S.A. (the “Company”), issued 247,400 shares of its common stock, $1.00 par value per share (“Common Stock”), in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with its acquisition of GoldenGator, LLC (doing business as RentRange), REIsmart, LLC (doing business as Investability) and Onit Solutions, LLC, a support company for RentRange and Investability (collectively, the “Acquired Businesses”). The shares of Common Stock are subject to transfer restrictions and potential forfeiture provisions upon issuance. These restrictions and forfeiture provisions will be removed over a four year period, subject to meeting certain continued employment conditions with the Company and meeting acquisition-related escrow release conditions.
Item 8.01 Other Events.
On October 13, 2015, the Company announced that it has completed the acquisition of the Acquired Businesses.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated October 13, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 13, 2015

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer

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